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                                                                    EXHIBIT 23.2

[PRICEWATERHOUSECOOPERS LOGO]
                                                   PricewaterhouseCoopers LLP
                                                   Chartered Accountants
                                                   111 5th Avenue SW, Suite 3100
                                                   Calgary, Alberta
                                                   Canada T2P 5L3
                                                   Telephone +1 (403) 509 7500
                                                   Facsimile +1 (403) 781 1825


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated April 16, 2004 relating to the combined financial statements of Metso Automation SCADA Solutions Ltd. and Metso Automation SCADA Solutions, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
CHARTERED ACCOUNTANTS

Calgary, Alberta, Canada
September 30, 2004




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate independent legal entity.